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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of report (Date of earliest event reported)
                                DECEMBER 9, 1996


                          BOSTON PRIVATE BANCORP, INC.
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               (Exact Name of Registrant as Specified in Charter)


      MASSACHUSETTS                                               04-2976299
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(State or Other Jurisdiction     (Commission File Number)       (IRS Employer
     of Incorporation)                                       Identification No.)


                   TEN POST OFFICE SQUARE, BOSTON, MA     02109
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               (Address of Principal Executive Offices) (Zip Code)


       Registrant's telephone number, including area code: (617) 556-1900
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ITEM 5 - OTHER EVENTS
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     On December 9, 1996, Boston Private Bancorp, Inc. (the "Company") completed the sale in a private placement (the "Private Placement") of 730,000 shares of Common Stock, par value $1.00 per share (the "Shares"), at a sale price of $4.50 per share. The net proceeds from the Private Placement of approximately $3,000,000 will be used by the Company for general corporate purposes, including providing additional equity capital to the Company's wholly-owned subsidiary, Boston Private Bank & Trust Company, to support future growth.

     The Shares were offered by the Company in the Private Placement pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended. The Shares were offered to and purchased by selected institutions and individuals, including executive officers and directors of the Company. Keefe, Bruyette & Woods, Inc. acted as the exclusive placement agent for the Company in connection with the Private Placement.



ITEM 7 - FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
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     (c)  Exhibits

     99.1 Press Release Issued December 13, 1996


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                              BOSTON PRIVATE BANCORP, INC.



Date: January 6, 1997                         By: /s/ Walter M. Pressey
                                                 -------------------------------
                                                 Walter M. Pressey
                                                 Senior Vice President and
                                                 Chief Financial Officer



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                                  EXHIBIT INDEX


Exhibit
Number          Description                                        Page
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99.1            Press Release Issued December 13, 1996                4



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